ALLONGE 2

TO

CONVERTIBLE DEBENTURE

DUE SEPTEMBER 14, 2018

This Allonge 2 (“Allonge”) is made as of June 13, 2018, by The Greater Cannabis Company, Inc., a Florida corporation (“Borrower”) to Emet Capital Partners LLC (“Holder”). Reference is hereby made to that certain Convertible Note Due September 14, 2018 issued by Borrower to Holder dated September 14, 2017 (“Debenture”). Except as amended hereby, the terms of the Debenture remain as originally stated. Terms not otherwise defined herein shall have the meaning set forth in the Debenture.

1.       The Principal Amount as stated on the face of the Debenture shall be increased to $31,350.00 ($13,750.00 original Principal Amount of the Debenture + $12,100.00 Allonge dated March 28, 2018 + $5,500 Allonge hereto the “New Principal”). The amendment to the Principal Amount due and owing on the Debenture described herein notwithstanding, Holder does not waive interest that may have accrued at a default rate of interest and liquidated damages, if any, that may have accrued on the Debenture through the date of this Allonge, which default interest and liquidated damages, if any, remain outstanding and payable.

2.       In the event that the Borrower’s signature is delivered by facsimile transmission, PDF, electronic signature or other similar electronic means, such signature shall create a valid and binding obligation of the Borrower with the same force and effect as if such signature page were an original thereof.

IN WITNESS WHEREOF, this Allonge is executed as of the date written above.

THE GREATER CANNABIS COMPANY, INC.

By:	/s/ Wayne Anderson
Name:	Wayne Anderson
Title:	CEO